UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2005

Date of Report (Date of earliest event reported)

NEON Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25457	76-0345839
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14100 Southwest Freeway, Suite 500
Sugar Land, Texas		77478
(Address of principal executive offices)		(Zip Code)

(281) 491-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On December 19, 2005, NEON Systems, Inc. (the “Company”), Progress Software Corporation, a Massachusetts corporation (“Progress”), and Noble Acquisition Corp., a Delaware corporation and a wholly owned direct subsidiary of Progress (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock of the Company at $6.20 per share in cash (“Offer Price”).  Upon consummation of the Offer, outstanding Company stock options, whether or not vested or exercisable, and outstanding warrants to purchase Company common stock will be canceled, and the holders of the options and warrants thereafter will be entitled to receive in consideration of such cancellation an amount in cash equal to the difference between $6.20 and the exercise price of such option or warrant, for each share of the Company common stock formerly subject to such option or warrant, as applicable.

Consummation of the Offer is conditioned upon the tender of a majority of the outstanding shares of Company common stock (including shares of Company common stock issuable pursuant to outstanding options and warrants that are vested and exercisable as of April 19, 2006) (the “Minimum Condition”), as well as other customary conditions, which may be subject to waiver.  No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions ultimately will be consummated.

The Merger Agreement provides that following the Offer, Purchaser will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Progress (the “Merger”).  In connection with the Merger, the shares of Company common stock that are not tendered in the Offer would be converted into the right to receive $6.20 per share in cash.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Progress and Purchaser.  In addition to certain other covenants, the Company has agreed that, subject to certain exceptions with respect to an unsolicited superior offer, it will not, from the date of the Merger Agreement until the consummation of the Offer, or the earlier termination of the Merger Agreement, directly or indirectly, solicit, initiate, knowingly encourage or induce any acquisition proposal or participate in any discussions or negotiations with a third party regarding, or furnish to any person any nonpublic information with respect to, any acquisition proposal.

The Merger Agreement contains certain termination rights for both Progress and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including if the Board of Directors of the Company terminates the Merger Agreement to pursue an unsolicited superior offer, the Company may be required to pay Progress a termination fee of up to $2,040,000.

The transactions have been unanimously approved by the Board of Directors of each of the Company and Progress.  The Company intends to file a Schedule 14D-9 Recommendation Statement with the Securities and Exchange Commission relating to the transaction. The Company understands that Progress intends to file a Schedule TO Offer Statement with the Securities and Exchange Commission. The Company’s stockholders are advised to read Progress’s tender offer statement and the Company’s solicitation/recommendation statement when they are available because they will contain important information about Progress and the Company, the Offer and the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company.

Voting and Tender Agreements

In connection with the execution of the Merger Agreement, Progress and Purchaser entered into Voting and Tender Agreements dated as of December 19, 2005 (the “Voting and Tender Agreements”), with certain of the Company’s stockholders, including each of the Company’s directors and executive officers, as well as John J. Moores (the “Supporting Stockholders”).  Pursuant to the Voting and Tender Agreements, which in the aggregate apply to approximately 44% of the issued and outstanding shares of the Company’s common stock, each Supporting Stockholder has agreed, among other things, to tender in the Offer the Company common stock owned and controlled by such Supporting Stockholder.  The Voting and Tender Agreements terminate upon the earliest to occur of the following:  (i) such date and time as Purchaser accepts for payment all of the shares held by the Supporting Stockholders; (ii) such date and time as the Merger Agreement has been amended by the parties thereto to lower or change the form of consideration set forth in the Offer Price; and (iii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article 8 thereof.

The foregoing description of the Voting and Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting and Tender Agreement filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 5.02               Departure of Directors; Election of Directors.

On December 19, 2005, in connection with the execution of the Merger Agreement and contingent and effective upon the acceptance for payment by Purchaser pursuant to the Offer of a number of shares of Company common stock that satisfies the Minimum Condition, Mark Cresswell, Loretta Cross, George H. Ellis and William W. Wilson III resigned as members of the Company Board.  In connection with the approval of the Offer, the Merger and the Merger Agreement, and contingent and effective upon the acceptance for payment by Purchaser pursuant to the Offer of a number of shares of Company common stock that satisfies the Minimum Condition, the Board elected Roger J. Heinen, Jr., Michael L. Mark, Richard D. Reidy and Norman R. Robertson to the Company Board as designees of Progress (the “Progress Designees”).

Prior to the actions taken on December 19, 2005, none of the Progress Designees was a director of, or held any position with, the Company.  Progress and the Company have advised the

Company that none of the Progress Designees or any of their affiliates (i) has any familial relationship with any directors or executive officers of the Company, or (ii) has been involved in any transactions with the Company or any of its directors, officers, or affiliates which are required to be disclosed pursuant to the rules and regulations of the SEC.

In addition, on December 19, 2005, in connection with the execution of the Merger Agreement and contingent and effective upon the effectiveness of the Merger, Richard Holcomb and David F. Cary resigned as members of the Company Board.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Progress Software Corporation, Noble Acquisition Corp. and NEON Systems, Inc. dated as of December 19, 2005
10.1

Form of Voting and Tender Agreement by and among Progress Software Corporation, Noble Acquisition Corp. and the directors, executive officers and the stockholders of NEON Systems, Inc. identified on Annex A

99.1	Press Release, dated December 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEON SYSTEMS, INC.

Date: December 20, 2005	/s/ Brian Helman
Brian Helman,
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Progress Software Corporation, Noble Acquisition Corp. and NEON Systems, Inc. dated as of December 19, 2005
10.1

Form of Voting and Tender Agreement by and among Progress Software Corporation, Noble Acquisition Corp. and the directors, executive officers and the stockholders of NEON Systems, Inc. identified on Annex A

99.1	Press Release, dated December 20, 2005